Exhibit 10.1

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”) is made and entered into this 17th day of August, 2017, by and among each of the entities individually and not jointly, as listed on Schedule A (each, a “Fund” and collectively, the “Funds”), Ceres Managed Futures LLC, a Delaware limited liability company (“CMF” or the “General Partner”), UMB Fund Services, Inc., as recordkeeper (“UMBFS”) and UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America, as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, each Fund is (except as otherwise noted on Schedule A) a New York limited partnership and is not required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is authorized to issue units of partnership interest in each Fund (“Units”) under an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”) and the 1940 Act; and

WHEREAS, the Fund generally accepts subscription proceeds for Units on a continuous basis, with such proceeds applied to the purchase of Units on a monthly basis and may accept requests for the redemption of Units in accordance with the terms of the terms of each Fund’s Private Placement Memorandum and Disclosure Document (the “Memorandum”); and

WHEREAS, the Fund desires to appoint UMB Bank, N.A. as escrow agent for the purpose of holding investment proceeds tendered by investors prior to the time such funds are transferred to the Fund for the purchase of Units.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.	Appointment and Delegation.

The Fund hereby appoints UMB Bank, N.A. as Escrow Agent, on the terms set forth in this Agreement. UMB Bank, N.A. hereby agrees to serve as Escrow Agent on the terms set forth in this Agreement. The Fund hereby authorizes UMBFS, in its capacity as transfer agent, to provide instructions to the Escrow Agent on the Fund’s behalf in accordance with the terms of this Agreement and the Transfer Agency Agreement dated as of August 17, 2017 by and among each Fund, severally and not jointly, listed on Schedule A thereto, CMF and UMBFS.

2.	Procedures.

(a) The General Partner, on behalf of each Fund, will establish a fully segregated escrow account for each such Fund with the Escrow Agent consisting of two (2) sub-accounts, the Subscription Sub-Account and the Income Sub-Account. Purchase payments periodically received by UMBFS (the “Purchase Proceeds”) will be deposited into the respective Fund’s Subscription Sub-Account (the Subscription Sub-Account and the Income Sub-Account shall be referred to collectively as the “Escrow Account”).

(b) Upon receipt of Purchase Proceeds for a Fund, UMBFS shall transfer such Purchase Proceeds to the Escrow Agent for deposit into the respective Fund’s Escrow Account. Simultaneously with any such transfer of Purchase Proceeds, UMBFS will deliver to the Escrow Agent (with a copy to the General Partner) a cash letter (the “Cash Deposit Letter”) confirming the amount of the Purchase Proceeds so transferred. In the event the General Partner or UMBFS provides written notice to the Escrow Agent, in the form of a cash letter (the “Purchase Reversal Letter”), that a subscriber (“Subscriber”) of Units’ purchase order has been rejected, the Escrow Agent shall promptly (but in no event later than the close of business on the day of receipt of such Purchase Reversal Letter in accordance with subparagraph (d) or Paragraph 4), transfer the Purchase Proceeds specified in the Purchase Reversal Letter from the Escrow Account to UMBFS in accordance with the payment procedures in Paragraph 4. The Escrow Agent shall have no duty or obligation with respect to the collection of any Purchase Proceeds from a Subscriber.

(c) On the first business day of each calendar month, UMBFS will deliver to the Escrow Agent a cash letter instructing the Escrow Agent to transfer the Purchase Proceeds, if any, on deposit in the Escrow Account (the “Cash Disbursement Letter”) to the Fund’s futures clearing broker.

(d) The Escrow Agent shall provide the General Partner and UMBFS with a statement of the assets held and transactions of the Escrow Accounts on a monthly basis and shall provide electronic access to the General Partner and UMBFS on a daily basis. At the Escrow Agent’s request, UMBFS shall provide periodic summaries of Escrow Account activity.

(e) The Escrow Agent shall invest all amounts deposited in the Escrow Accounts with it hereunder, and earnings thereon, if any, in the UMB Money Market Special Account (the “Special Account”). All monies must be deposited to the Escrow Accounts prior to 4:00 p.m. CT in order to be credited to the Special Account and receive credit for that day’s earnings. All investment earnings on the Escrow Accounts shall be transferred on the first business day of each month to the Income Sub-Account. The Escrow Agent shall transfer such investment earnings from each Fund’s Income Sub-Account to UMBFS for crediting to the account of each Shareholder in the respective Fund (if the Subscriber’s subscription was accepted) or to the relevant Subscriber’s account (if the Subscriber’s subscription was rejected).

(f) In the event an adjustment needs to be made in connection with any money movement hereunder, UMBFS, after notice to the General Partner, shall deliver to the Escrow Agent a cash letter specifying the corrective action to be taken.

(g) Prior to delivery of the Purchase Proceeds to it or its designated agents, the Fund or its agents shall have no title, right, claim, lien or any other interest in the funds held in escrow hereunder, and such funds shall under no circumstances be available to the Fund or its agents or their creditors for payment or reimbursement for liabilities or indebtedness.

3.	Compensation.

For its services hereunder, the Escrow Agent shall be entitled to a one-time account acceptance fee of $500, plus an annual escrow fee of $600 for the Escrow Accounts and transaction fees of $5 per deposit and/or distribution. In addition to the foregoing fees, all reasonable out-of-pocket expenses relating to the administration of this Agreement and the Escrow Accounts such as, but not limited to, wire fees, postage, shipping, courier, telephone and facsimile charges will be paid directly by the Fund.

4.	Payment Procedures.

(a) Whenever payments are required to be made to the Escrow Agent under this Agreement, such payments shall be made by electronic transfer per the following instructions:

UMB Bank, N.A., Kansas City, Missouri

ABA # XXXXXXXXX

A/C # XXXXXXXXXX

A/C Name: Trust Clearing

Ref: [Fund name]

Attn: Madelyn Wallace

(b) Whenever payments are required to be made by the Escrow Agent to UMBFS under this Agreement, such payments shall be made by electronic transfer per the following instructions:

UMB Bank, N.A., Kansas City, Missouri

ABA # XXXXXXXXX

A/C #

Ref:

(c) Every cash letter delivered to the Escrow Agent hereunder pursuant to Paragraph 2 shall bear the signature of two (2) authorized UMBFS signers. If requested by UMBFS, each cash letter shall also bear the countersignature of one (1) authorized Fund signer. In connection with the execution of this Agreement, UMBFS shall deliver to the Escrow Agent, and the Fund shall deliver to UMBFS, a list of authorized signers, together with a certificate of incumbency and specimen signatures. The party providing such certificate may provide an updated certificate evidencing the appointment, removal or change of authority of any authorized signer, it being understood that the party relying on such certificate shall not be held to have notice of any change in the authority of any authorized signer until receipt of written notice thereof.

(d) A cash letter must be received by the Escrow Agent by 3:00 p.m. CT on the day such cash letter is transmitted in order for the instructions contained in such cash letter to be honored on that day.

5.	Representations.

Each Fund represents and warrants as follows:

(a) it is duly organized and in good standing under the laws of the jurisdiction of its formation and all necessary action has been taken by it and it is duly authorized to enter into this Agreement;

(b) the Tax Identification Number as listed in Schedule A is correct;

(c) this Agreement and all other documents related to the transactions described herein have been duly executed and delivered by the Fund and constitute the legal, valid and binding obligations of the Fund, enforceable in accordance with their respective terms;

(d) the execution, delivery and performance of this Agreement and all other documents related to the transactions described herein by the Fund do not and will not breach or violate or cause a default under its limited partnership agreement or any provision of any agreement, instrument, judgment, injunction or order applicable to or binding upon it.

6.	Miscellaneous.

It is understood and agreed, further, that the Escrow Agent shall:

(a) be under no duty to pay and transfer any monies hereunder, unless the same shall have been first received by the Escrow Agent pursuant to the provisions of this Agreement;

(b) be under no duty to accept any information from any person or entity other than the Fund or UMBFS, and then only to the extent and in the manner expressly provided for in this Agreement;

(c) act hereunder as a depository only and be protected in acting upon any written instruction or notice provided by the Fund or UMBFS pursuant to this Agreement and the information contained therein without responsibility to determine the validity or sufficiency of the same, and be protected in acting upon any other notice, opinion, request, certificate, approval, consent or other paper delivered to it and represented to it to be genuine and to be signed by the proper party or parties;

(d) be indemnified and held harmless by the Fund against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability, cost, suit or reasonable expense, including the expense of defending itself against any claim of liability it may sustain in carrying out the terms of this Agreement except such claims which are occasioned by its fraud, bad faith, reckless disregard of its duties, negligence or willful misconduct;

(e) have no liability or duty to inquire into the terms and conditions of any subscriptions for Units, and that its duties and responsibilities shall be limited to those expressly set forth under this Agreement and are purely ministerial in nature;

(f) be permitted to consult with counsel of its choice, at its own expense, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the advice of such counsel, provided, however, that nothing contained in this subparagraph (f), nor any action taken by the Escrow Agent, or of any such counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its fraud, bad faith, reckless disregard of its duties, negligence or willful misconduct, all as provided in subparagraph (d) above;

(g) not be bound by any amendment or revocation of this Agreement, unless the same shall be in writing and signed by all of the parties of this Agreement;

(h) be entitled to refrain from taking any action other than to keep all property held by it in escrow hereunder until it shall be directed otherwise in writing by the Fund, or by a final judgment by a court of competent jurisdiction, provided that it shall be uncertain as to its duties and rights hereunder (including, without limitation, the receipt of conflicting instructions or directions from any of the parties hereto or any third parties);

(i) have no liability for following the instructions herein contained or expressly provided for, or written instructions given by, the Fund or UMBFS;

(j) have the right, at any time, to resign hereunder by giving written notice of its resignation to the Fund at the address as set forth in subparagraph (l) hereof, at least sixty (60) days before the date specified for such resignation to take effect, and upon the effective date of such resignation;

(i)	all cash and other funds and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor Escrow Agent as may be designated in writing by the Fund, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate;

(ii)	if no such successor Escrow Agent has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Fund or in accordance with the directions of a final order or judgment of a court of competent jurisdiction; yet, if no such designation, order or judgment is received by Escrow Agent within sixty (60) days after its giving such resignation notice, it is unconditionally and irrevocably authorized and empowered to petition a court of competent jurisdiction for directions.

(k) The General Partner may remove the Escrow Agent at any time (with or without cause) by giving at least sixty (60) days’ prior written notice and the Escrow Agent, upon the effective date of such removal, shall follow the process enumerated in Section 6(j) hereof.

(l) all deliveries and notices to the Escrow Agent shall be in writing, including by electronic mail and shall be sent or delivered to:

UMB Bank, N.A., as Escrow Agent

Corporate Trust & Escrow Services

Attn: Madelyn Wallace

5910 N. Central Expwy, Suite 1900

Dallas, TX 75206

Email: madelyn.wallace@umb.com

All deliveries and notices hereunder to the Fund shall be in writing and shall be sent or delivered to:

c/o Ceres Managed Futures LLC

Attn: Patrick Egan, President

522 Fifth Avenue

New York, New York 10036

Facsimile:

Email:

All deliveries and notices hereunder to UMBFS shall be in writing and shall be sent or delivered to:

UMB Fund Services, Inc.

Attn: Suzanne P. Norman Barnes

803 West Michigan Street

Milwaukee, WI 53233

Facsimile: (414) 271-3954

(n) Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be construed in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof and may be amended or settled only by a writing executed by the parties thereto. Each of the parties hereby waives the right to trial by jury.

(o) This Agreement may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original, and such counterparts shall constitute but one and the same instrument. In addition, the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

(p) In order to comply with provisions of the USA PATRIOT Act of 2001, as amended from time to time, Escrow Agent may request certain information and/or documentation to verify, confirm and record identification of persons or entities who are parties to the Agreement.

7.	Tax Reporting.

The parties hereto agree that for purposes of tax reporting, all interest or other income, if any, attributable to the Escrow Accounts pursuant to this Agreement shall be allocable to the Fund. The General Partner agrees to provide the Escrow Agent with an Internal Revenue Service Form W-9 upon execution of this Agreement. The Fund understands that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement. The Escrow Agent will prepare and send notifications on Form 1099 for each calendar year for which such Form is required during the term hereof.

IN WITNESS WHEREOF, the parties hereto have caused the Escrow Agreement to be executed by their respective duly authorized officers.

Each of the Funds on Schedule A, severally and not jointly

By: Ceres Managed Futures LLC, its General Partner

By:	/s/ Steven Ross
Title:	Chief Financial Officer

CERES MANAGED FUTURES LLC

By:	/s/ Steven Ross
Title:	Chief Financial Officer

UMB Bank, N.A., AS ESCROW AGENT

By:	/s/ Madelyn Wallace
Title:	Vice-President

UMB FUND SERVICES, INC.

By:	/s/ Anthony J. Fischer
Title:	President

AMENDED AND RESTATED

SCHEDULE A

Names of funds

Fund	Tax Identification Number
Tactical Diversified Futures Fund L.P.	13-4224248

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Schedule A to the Escrow Agreement between the parties dated August 17, 2017 to be executed as of this 5th day of September, 2017 by their respective duly authorized officers.

Each of the Funds on Schedule A, severally and not jointly

By: Ceres Managed Futures LLC, its General Partner

By:	/s/ Patrick T. Egan
Title:	President & Director
Date:	August 23, 2017

CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Title:	President & Director
Date:	August 23, 2017

UMB Bank, N.A., AS ESCROW AGENT

By:	/s/ Madelyn Wallace
Title:	Vice-President

UMB FUND SERVICES, INC.

By:	/s/ Maureen Quill
Title:	Executive Vice-President, Chief Operating Officer